Exhibit 99.1

NEWS RELEASE

BD Announces Two Future Directors for Diabetes Care Spinoff Company

David F. Melcher to be non-executive chair;

Claire Pomeroy, MD, MBA, to be a director

FRANKLIN LAKES, N.J. (July 12, 2021) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced that David F. Melcher will be non-executive chair of the board of directors, and Claire Pomeroy, MD, MBA, will be a director of the company formed in connection with the previously announced separation of the Diabetes Care business into an independent, publicly traded company (“NewCo”).

Their appointments to the NewCo board of directors will be effective upon completion of the spinoff, which is expected to occur in the first half of calendar year 2022 and is subject to the satisfaction of customary conditions, including final approval from the BD board of directors and the effectiveness of a Form 10 registration statement that will be filed with the SEC. Additional appointments to the NewCo board of directors and executive team are expected to be announced prior to that date.

“Our focus is on setting NewCo on the path to success and growth,” said Tom Polen, chairman, CEO and president of BD. “The selection of David and Claire to the NewCo board of directors will provide significant health care and public company leadership experience for NewCo, which will be critical for the future direction of this standalone business as one of the largest diabetes-focused organizations in the world.”

LTG (Ret.) Melcher, 67, will bring strong executive experience to NewCo, a result of his many years in leadership positions in the defense community and as a former chief executive officer of a NYSE public company. He has extensive experience in spinoffs, having served as the inaugural chief executive at Exelis following its spinoff from ITT. Under his leadership, Exelis later spun off its mission systems business as its own NYSE public company. He also has extensive experience and expertise in the areas of domestic and international business, program management, strategy development, finance and information technology. By the time of the spinoff, he will cease to be a director of BD, where he has served as a director since 2017 after previously serving as a director of C. R. Bard, Inc. from 2014 until its acquisition by BD. Melcher was also the Lead Independent Director of Cubic Corporation, a San-Diego based Transportation and Defense company until it was purchased in May 2021, and is an independent director of the United Services Automobile Association (non-public). He also serves on the Board of Managers for GM Defense, LLC, a subsidiary of GM Corporation. In December 2017, Melcher retired as president and chief executive officer (CEO) of Aerospace Industries Association, a trade association representing major aerospace and defense manufacturers and suppliers, a position he had held since 2015. From 2011 to 2015, Melcher was CEO, president and a director of Exelis Inc., a $5+ billion revenue global aerospace defense, information and technology services company. Prior to that, he was the President of ITT Corporation’s Defense and Information Solutions business.

Melcher retired in 2008 as a Lieutenant General after 32 years of distinguished service in the U.S. Army, where he served in the Pentagon as the Army’s G-8 Program Director and the Military Deputy for Budget. He also commanded the Southwest Division of the US Army Corps of Engineers in Dallas, TX, as well as command assignments in several infantry and armored divisions.

Dr. Pomeroy, 66, has broad experience in areas of health care delivery, health system administration, higher education, medical research and public health. She will bring important perspectives on patient care services, global health and health policy to the NewCo board of directors. By the time of the spinoff, she will cease to be a director of BD, where she has served as a director since 2014.

Dr. Pomeroy also serves as president of the Albert and Mary Lasker Foundation, a private foundation that seeks to improve health by accelerating support for medical research through recognition of research excellence, education and advocacy. Previously, she served as Dean and Vice Chancellor of the University of California, Davis (“UC Davis”) School of Medicine from 2005 to 2013. Dr. Pomeroy is a member of the National Academy of Medicine. She also is a director of Haemonetics Corporation, as well as the Sierra Health Foundation, Center for Women in Academic Medicine and Science, iBiology/Science Communication Lab, Science Philanthropy Alliance and Morehouse School of Medicine.

“David and Claire establish a strong foundation for the NewCo board of directors through their many years of experience and insight from the BD board, and I’m particularly excited to tap into David’s background with spinoffs and Claire’s knowledge of the healthcare provider community,” said Devdatt (Dev) Kurdikar, future CEO of NewCo. “As we seek to leverage and honor the legacy of BD while standing up a new, focused Diabetes Care company, their knowledge of the organization as it stands today, and the evolving global med tech landscape in which we compete, will prove invaluable.”

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About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

Forward-Looking Statements

This press release contains certain forward-looking statements (as defined under Federal securities laws) regarding BD and the proposed spinoff of its Diabetes Care business, including the expected timing of completion of the spinoff. All such statements are based upon current expectations of BD and involve a number of risks and uncertainties. With respect to forward-looking statements contained herein, a number of factors could cause actual outcomes to vary materially. These factors include, but are not limited to, risks relating to the impact of the COVID-19 pandemic on our business (including decreases in the demand for our products, any disruptions to our operations and our supply chain and uncertainty regarding the level of demand and pricing for our COVID-19 diagnostics testing); product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process), or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain, manufacturing or sterilization processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; the remediation of our infusion pump business (including risks relating to regulatory clearance and market acceptance of the BD Alaris™ System); our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the SEC); issuance of new or revised accounting standards; risks associated with the impact, timing or terms of the spinoff; risks associated with the expected benefits and costs of the spinoff, including the risk that the expected benefits of the spinoff will not be realized within the expected time frame, in full or at all, and the risk that conditions to the spinoff will not be satisfied and/or that the spinoff will not be completed within the expected time frame, on the expected terms or at all; the expected qualification of the spinoff as a tax-free transaction for U.S. federal income tax purposes, including whether or not an IRS ruling will be sought or obtained; the risk that any consents or approvals required in connection with the spinoff will not be received or obtained within the expected time frame, on the expected terms or at all; risks associated with expected financing transactions undertaken in connection with the spinoff and risks associated with indebtedness incurred in connection with the spinoff; the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the spinoff will exceed our estimates; and the impact of the spinoff on our businesses and the risk that the spinoff may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties, as well as other factors discussed in BD’s filings with the SEC. There can be no assurance that BD’s spinoff will in fact be completed in the manner described or at all. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

Contacts:

Media	Investors
Troy Kirkpatrick	Kristen M. Stewart, CFA
BD VP, Public Relations	BD SVP, Strategy & Investor Relations
858.617.2361	201.847.5378
troy.kirkpatrick@bd.com	kristen.stewart@bd.com